UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2020 (June 1, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K (the “Prior Form 8-K”) of Tivity Health, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 22, 2020, the Company entered into an employment agreement with Richard M. Ashworth (the “Employment Agreement”), the Company’s President and Chief Executive Officer. As provided in the Employment Agreement, on June 1, 2020, Mr. Ashworth was granted, among other things, awards of restricted stock units (the “RSU Awards”) with respect to an aggregate total of 650,000 shares of common stock, par value $0.001 per share, of the Company (the “Inducement Grants”). The Inducement Grants are exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof because such issuance does not involve a public offering. The disclosure contained in Item 5.02 of the Prior Form 8-K regarding the RSU Awards is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  June 5, 2020